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Exhibit 10.04

        No.

ADAPTEC, INC.

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT
(Stock Award Documentation for RSUs)

        The Board of Directors of Adaptec, Inc. has approved a grant to you (the "Participant" named below) of [            ] Restricted Stock Units ("RSUs") pursuant to the Adaptec, Inc. 2004 Equity Incentive Plan (the "Plan"), as described below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2004 Equity Incentive Plan (the "Plan").

Participant:
Number of RSUs:
Fair Market Value/RSU:	$ per RSU as of Date of Grant
Date of Grant:
First Vesting Date:	First anniversary of the Date of Grant
Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon termination of Participant's status as a Service Provider.
Vesting Schedule:	The RSUs will vest as follows:
[Schedule 1]
      (a)
      None of the RSUs shall vest prior to the First Vesting Date; and

      (b)
      100% of the RSUs shall vest on the First Vesting Date, subject to your having been in continuous status as a Service Provider from the Date of Grant to the First Vesting Date.

[OTHER VESTING SCHEDULE AS APPROVED FROM TIME TO TIME]

        1.     Settlement. Settlement of vested RSUs shall occur on vesting. Settlement of vested RSUs shall be in Shares. The Participant shall pay to the Company the aggregate par value of the Shares issued prior to their issuance (par value being $0.001 per Share).    Participant hereby agrees that the Company may satisfy Participant's obligation to pay to the Company each Share's par value by making appropriate payroll deductions from funds due the Participant.

        2.     No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, the Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to vote such Shares, subject to the terms, conditions and restrictions described in the Plan and herein.

        3.     No Transfer. The RSUs and any interest therein: (i) shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, and (ii) shall, if the Participant's continuous employment with the Company or any of its affiliates shall terminate for any reason (except as otherwise provided in the Plan or herein), be forfeited to the Company forthwith, and all the rights of the Participant to such RSUs shall immediately terminate.

        4.     Termination of Status as a Service Provider. If Participant's status as a Service Provider terminates, then the Administrator shall settle, in Shares, the value of any vested RSUs (based on the then Fair Market Value of Shares deemed allocated to such vested RSUs on the date of such termination of status as a Service Provider) as soon as practicable thereafter. In case of any dispute as to whether Participant's status as a Service Provider has terminated, the Administrator shall have sole discretion to determine whether Participant's status as a Service Provider has terminated and the effective date of such termination (the "Termination Date").

        5.     Acknowledgement. By their signatures below, the Company and the Participant agree that the RSUs are granted under and governed by this Restricted Stock Unit Agreement and by the provisions of the Plan (incorporated herein by reference). The Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that the Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan.

        6.     Tax Consequences. The Participant acknowledges that there may be adverse tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith and that Participant should consult a tax adviser prior to such settlement or disposition. In particular, Participant must make arrangements, satisfactory to the Company, for satisfaction of any applicable foreign, federal, state or local income tax withholding requirements or social security requirements related to the grant of the RSUs or Participant's receipt of Shares in settlement thereof, including, in either case, any dividend paid in respect thereof. In the event settlement of the RSUs is made in Shares, such arrangements may include, with the consent of the Administrator, an election by Participant (a "Withholding Election") to pay the minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable to the Participant in accordance with rules and procedures established by the Administrator. The Withholding Election must be made prior to the date on which the amount to be withheld is determined. All Withholding Elections are subject to the approval of the Administrator and must be made in compliance with rules and procedures established by the Administrator. The Administrator may require, in its discretion, that some portion of vested Shares be retained by (or returned to) the Company to satisfy such withholding requirements. In the absence of such arrangements Participant hereby authorizes the Administrator to withhold the required minimum amount from Participant's other sources of compensation from the Company or any Affiliate.

        7.     Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

        8.     Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

        9.     Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

        10.   Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as Participant may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier (prepaid), or (iii) one (1) business day after transmission by rapifax or telecopier.

        11.   Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        12.   Headings. The captions and headings of this Agreement are included for ease of reference only and are to be disregarded in interpreting or construing this Agreement.

        13.   Entire Agreement. The Plan and this Stock Award Documentation for these RSUs constitute the entire agreement and understanding of the parties with respect to the subject matter herein and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

        Please sign your name in the space provided below on this Restricted Stock Unit Agreement and return an executed copy to: Stock Administrator c/o Adaptec, Inc., 691 South Milpitas Boulevard, Milpitas, California, 95035.

ADAPTEC, INC.	PARTICIPANT
By:	Signature
Its:

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Exhibit 10.04
ADAPTEC, INC. 2004 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT (Stock Award Documentation for RSUs)